UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2018

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Peachtree Street, NE, Suite 600

Atlanta, GA 30309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 446-2052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Nicholas A. Meeks, the Company’s Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) left Streamline Health Solutions, Inc. (the “Company”) effective June 15, 2018 to pursue another opportunity.   Ms. Luciana Mullen has been appointed as the principal accounting officer of the Company effective June 18, 2018, to succeed Nicholas Meeks in this capacity.

Ms. Mullen, age 37, has served as a member of the Company’s finance team for the past six years.  She was appointed Controller of the Company in June 2017 and will continue to serve in such capacity. Ms. Mullen is a Certified Public Accountant.

Ms. Mullen earned her Bachelors of Law from the University of Sao Paulo Law School, and she earned her Masters of Accounting from The University Of North Carolina at Chapel Hill.

Mr. David Sides has been appointed as the principal financial officer of the Company effective June 15, 2018, to succeed Nicholas Meeks in this capacity.  Mr. Sides will serve in such capacity on an interim basis until the Company finalizes its selection and appointment process for a new Chief Financial Officer.

Mr. Sides, age 47, has served as President, Chief Executive Officer and a member of the Company’s board of directors since January 2015, and will continue to serve in such capacity. From September 2014 until he was appointed to his current positions, Mr. Sides served as Executive Vice President and Chief Operating Officer of the Company. Mr. Sides served as Chief Executive Officer of iMDsoft from July 2012 to March 2014. While with iMDsoft, a global leader of high-end clinical information systems, Mr. Sides led the company’s transformation following the acquisition of the company by a private equity firm. From 1995 to 2012, Mr. Sides held a number of successive positions at Cerner Corporation, a global supplier of health care information technology solutions, services, devices and hardware, culminating in serving as Senior Vice President of Worldwide Consulting. In that position, he led professional services in 24 countries worldwide. From March 2014 to September 2014, Mr. Sides was an independent consultant. Mr. Sides currently serves on the Board of Directors of EMIS Group PLC, a major provider of healthcare software, information technology and related services in the United Kingdom. Mr. Sides has a B.A. in biophysics from the University of California, Berkeley as well as master’s of both health administration and business administration from the University of Missouri, Columbia. Mr. Sides is a Fellow of the American College of Healthcare Executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: June 20, 2018	By:	/s/ David Sides
	Name:	David Sides
	Title:	President and Chief Executive Officer